UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a–12

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street

Gardena, California 90248

Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”) posted the following information to its Chinese app, FF Intelligent App at https://www.ff.com/us/mobile-app/. The posts have been translated from Chinese to English.

On August 2, 2023 (Beijing time), the Company posted the following to the FF Intelligent App:

Dear stockholders:

DEF 14A (“this Meeting”) about the upcoming EGM of FF has been filed on July 20. We sincerely invite you to attend this meeting and vote.

Here below are the translation of the extracted information (If there is any ambiguity between the translation and the original English text, the English text in DEF 14A shall prevail):):

Meeting Time

This Meeting will be held on August 16, 2023 at 9:00 a.m. Pacific Time (August 17, 2023 at 0:00 a.m. Beijing time).

to Attend this Meeting

To attend this Meeting, please visit www.virtualshareholdermeeting.com/FFIE2023. Online access will begin at 8:45 a.m. Pacific Time. Other than attending the meeting to vote, other ways to participate in voting are also included in DEF 14A. Please read DEF 14A for further information.

Proposal

You vote on the proposals below are solicited:

Proposal 1: Proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90 (the “Reverse Stock Split”), with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”).

Proposal 2: Proposal to approve, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, if necessary to reduce the number of authorized shares of the Company’s common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board (the “Authorized Share Cap Proposal”).

Proposal 3: Proposal to approve, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued pursuant to the Securities Purchase Agreement, dated May 8, 2023, (as amend, supplemented or otherwise modified) among the Company and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock in respect of such notes and warrants (the “Share Issuance Proposal”).

Proposal 4: Proposal to approve an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 206,785,991 shares, subject to approval by the Company’s stockholders (the “2021 Plan Proposal”).

Proposal 5. Proposal to approve one or more adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reverse Stock Split Proposal at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Please read DEF 14A for more details. The Board recommends voting “For” the proposals above.

Record Date and Voting Right

Only stockholders of record as of the close of business on June 23, 2023, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.

The documents you will receive

Stockholders of record as of the Record Date are receiving this Proxy Statement and the enclosed proxy card

Unless otherwise specified, the above time is Pacific Time, which is 15 hours later than Beijing Time.

Please read DEF 14A in https://investors.ff.com/financial-information/sec-filings for more details.

On August 2, 2023 (Beijing time), the Company posted the following Q&A to the FF Intelligent App:

When and where will the Special Meeting be held?

The Special Meeting of stockholders(“Special Meeting”) will be held on August 16, 2023 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FFIE2023.

Who is entitled to vote?

The Record Date for the Special Meeting is the close of business on June 23, 2023. As of the Record Date, 1,487,895,221 shares of FF common stock were outstanding consisting of 1,423,894,633 shares of Class A Common Stock and 64,000,588 shares of Class B common stock and one share of Series A preferred stock. Only holders of record of common stock and preferred stock as of the Record Date will be entitled to vote at the Special Meeting. The share of Series A Preferred Stock may only vote on the Reverse Stock Split Proposal as described below.

How to vote at the Special Meeting?

Stockholders of record as of the Record Date are receiving this Proxy Statement and the enclosed proxy card. Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at www.virtualshareholdermeeting.com/FFIE2023. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please contact that organization for voting instructions.

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Special Meeting. This Proxy Statement summarizes material information with respect to the Special Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Special Meeting to vote your shares.

Why didn’t I get the materials?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please contact that organization for legal and valid proxy materials and voting instructions including control number.

What proposals will be voted on at the Special Meeting? What is the Board’s voting recommendation?

At the Special Meeting, stockholders will be asked to consider the Reverse Stock Split Proposal, the Authorized Share Cap Proposal, the Share Issuance Proposal, the 2021 Plan Proposal and the Adjournment Proposal. For details, please refer to the earlier post of this account today . The Board recommends voting “For” the proposals above.

If it passes, will the Reverse Stock Split apply proportionately to the Class A Common Stock and the Class B Common Stock?

Yes. The Reverse Stock Split will apply proportionately to the Class A Common Stock and the Class B Common Stock.

What are the consequences if the Authorized Share Cap Proposal(Proposal 2) is not approved?

If the Authorized Share Cap Proposal is not approved and the Reverse Stock Split Proposal is approved and the Board subsequently determines, in its sole discretion, to implement the Reverse Stock Split, the number of authorized shares of Common Stock will not be decreased and will effectively result in an increase of the authorized but unissued shares of Common Stock proportionate to the split ratio of the Reverse Stock Split chosen by the Board. If and only if, the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, the effective implementation of Proposal 2 will have a positive effect on limiting authorized shares cap, authorized common shares cap= the number of authorized common shares before the reverse stock split × 7 ÷ the ratio of reverse stock split. So you are recommended to vote “For” on Proposal 2.

How many votes do I have?

For each proposal on the agenda for the Special Meeting, you have one vote for each share of Common Stock you owned as of the Record Date. You have the right to vote on all the five proposals. The holder of the one outstanding share of our Series A Preferred Stock has the right to vote only on the Reverse Stock Split Proposal and the Series A Preferred Stock votes must be voted in the same proportion as the votes cast by shares of Common Stock on such proposal. For example, for the Reverse Stock Split Proposal, if 60% of the votes cast by holders of common stock vote “For” the proposal and 40% vote “Against” the proposal, the voting of Class A preferred shares will also be counted at 60% vote “For” and 40% vote “Against”.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. You may still attend the Special Meeting and vote electronically during the meeting even if you have already voted by proxy.

●

To vote your shares electronically during the Special Meeting, follow the instructions above for participating in the Special Meeting. Join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

●

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct.

●

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on August 15, 2023 to be counted.

●	To vote over the Internet, go to www.virtualshareholdermeeting.com/FFIE2023 and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on August 15, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please contact that organization for a proxy card and voting instructions with these proxy materials. you may vote as instructed by your broker or bank. To vote your shares electronically during the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

If you are a beneficial owner located in China, please contact your broker, bank or other agent to vote. The deadline for each agent to accept the votes varies. Please pay attention to your agent’s requirements to avoid missing the voting window.

If I vote in advance, can I still attend the Special Meeting?

Yes. Returning your proxy card does not affect your right to attend the Special Meeting. But if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please contact that organization for the control number and instruction before you attend the Special Meeting.

Can I ask questions at the virtual Special Meeting?

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting. Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. To ensure the orderly conduct of the Special Meeting, we encourage you to submit questions in advance of the Special Meeting until 8:59 p.m. Pacific Time the day before the Special Meeting by going to www.virtualshareholdermeeting.com/FFIE2023 and logging in with your control number. .During the Special Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website during the Special Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Special Meeting.

How can I find out the results of the voting at the Special Meeting?

We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com/.

What if I have technical difficulties or trouble accessing the virtual Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFIE2023.

Whom can I contact for further information?

If you have any questions, please contact our proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas

New York, NY

Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)

Email: Faraday@georgeson.com

You can also contact Investor Relations: cn-ir@ff.com for Chinese help.

Please read DEF 14A which has been filed on July 20 by FF for more details. The above Chinese translations are only for your reference, and if there is any discrepancy, the original English text shall prevail.

On August 4, 2023 (Beijing time), the Company posted the following on the FF Intelligent App:

You can vote now, please notice and participate.

Dear stockholders,

You can vote on the proposals of the Special Meeting of FFIE now. Please refer to the previous posts on this account for the five proposals and voting instructions. Among them:

Proposal 1: Proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90 (the “Reverse Stock Split”), with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting (the “Reverse Stock Split Proposal”).

Proposal 2: Proposal to approve, if and only if the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1-for-8 or greater, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, if necessary to reduce the number of authorized shares of the Company’s common stock to a number equal to 12,355,000,000 divided by the reverse stock split ratio determined by the Board (the “Authorized Share Cap Proposal”).

The total number of common shares that the Corporation is authorized to issue is 1,765,000,000 shares, and the Number of shares of common stock issued and outstanding was 1,487,895,221 shares on the Record Date, June 23. The company can only issue shares within the authorized number, so the number of issued and outstanding shares cannot exceed the number of shares authorized.

Let’s see examples of the effect of the Authorized Share Cap Proposal on our Common Stock if the Reverse Stock Split is implemented:

Assumption A: If the Authorized Share Cap Proposal is not approved and the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented at a ratio of 1:50, the number of outstanding shares of Common Stock will be reduced to 29,757,904 shares but the number of authorized shares of Common Stock will not be decreased, so the number of shares of common stock authorized but not outstanding will be 1,735,242,096 share.

Assumption B: If the Authorized Share Cap Proposal and the Reverse Stock Split Proposal are both approved and the Reverse Stock Split is implemented at a ratio of 1:50, the number of outstanding shares of Common Stock will be reduced to 29,757,904 shares. The number of authorized shares of Common Stock will be reduced to 217,342,096 shares, compared with the number of 1,735,242,096 in Assumption A, decreased 87%.

So The primary purpose of the Authorized Share Cap Proposal is to effectively reduce the total number of shares that we are authorized to issue in the future when the Reverse Stock Split is implemented at a ratio between 1:8 and 1:90.

Therefore, please pay attention to the differences under the above assumptions and your vote “For” on the Proposal 2 is strongly recommended.

More assumptions can be found in the table below (assumptions in this post are for reference only. Now the Board is still soliciting stockholders’ voting on relevant proposals. At this stage, it is not yet possible to know whether these proposals can be implemented or not, and, if implemented, the data and plans for actual implementation):

	Assumption A: Proposal 1 is approved but Proposal 2 isn’t approved			Assumption B: Both Proposal 1 and Proposal 2 are approved			reduced number of Shares of
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Not Outstanding	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Not Outstanding	Common Stock Authorized but Not Outstanding (Assumption B compared with Assumption A)
Post-Reverse Stock Split 1:10	1,765,000,000	148,789,522	1,616,210,478	1,235,500,000	148,789,522	1,086,710,478	529,500,000
Post-Reverse Stock Split 1:20	1,765,000,000	74,394,761	1,690,605,239	617,750,000	74,394,761	543,355,239	1,147,250,000
Post-Reverse Stock Split 1:30	1,765,000,000	49,596,507	1,715,403,493	411,833,333	49,596,507	362,236,826	1,353,166,667
Post-Reverse Stock Split 1:40	1,765,000,000	37,197,381	1,727,802,619	308,875,000	37,197,381	271,677,619	1,456,125,000
Post-Reverse Stock Split 1:50	1,765,000,000	29,757,904	1,735,242,096	247,100,000	29,757,904	217,342,096	1,517,900,000
Post-Reverse Stock Split 1:60	1,765,000,000	24,798,254	1,740,201,746	205,916,666	24,798,254	181,118,412	1,559,083,334
Post-Reverse Stock Split 1:70	1,765,000,000	21,255,646	1,743,744,354	176,500,000	21,255,646	155,244,354	1,588,500,000
Post-Reverse Stock Split 1:80	1,765,000,000	18,598,690	1,746,401,310	154,437,500	18,598,690	135,838,810	1,610,562,500
Post-Reverse Stock Split 1:90	1,765,000,000	16,532,169	1,748,467,831	137,277,778	16,532,169	120,745,609	1,627,722,222

On August 8, 2023 (Beijing time), the Company posted the following on the FF Intelligent App:

Remind stockholders again to pay attention to the notice of the EGM to be held on August 16, and the impact of the approval and non-approval of proposal 2 on the authorized shares of FFIE

Dear stockholders,

FFIE will hold a Special Meeting of the stockholders on August 16, 2023 at 9:00 a.m. Pacific Time (August 17, 2023 at 0:00 a.m. Beijing time ). If you are a stockholder of record as of the close of business on June 23, 2023, you should have received this Proxy Statement and the enclosed proxy card including the control number. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please contact that organization for legal and valid proxy materials and voting instructions including control number.

Please read the two posts of this account on August 2 ,Beijing time, for the translation of the proposal and voting related information about this meeting. For more details, please read the DEF 14A filed by FFIE on July 20 in SEC’s website.

Please pay attention to the impact of the Proposal 2 on the authorized shares of the company, and you are recommended to vote For on the Proposal 2. For detailed data description, please refer to this account’s post on August 4, Beijing time.

If you have any questions, please contact our proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas

New York, NY

Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)

Email: Faraday@georgeson.com

You can also contact Investor Relations: cn-ir@ff.com for Chinese help.

We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com/.

Thanks.

FORWARD LOOKING STATEMENTS

This communication includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the reverse stock split and intention to hold a special meeting. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the possibility that stockholder approval for the reverse stock split will not be obtained; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of the Company’s common stock; the market performance generally of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the SEC on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The effect of a reverse stock split on the per share trading price of the Company’s common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of the Company’s common stock after a reverse stock split would not increase in the same proportion as the reduction in the number of the Company’s outstanding shares of common stock following the reverse stock split or at all, and a reverse stock split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. The Company cannot assure you that, if a reverse stock split is implemented, its common stock will be more attractive to investors. If the Company implements a reverse stock split, the per share trading price of its common stock may decrease due to factors unrelated to the reverse stock split, including its future performance. If a reverse stock split is consummated and the per share trading price of the Company’s common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

A reverse stock split may decrease the liquidity of the Company’s common stock and result in higher transaction costs. The liquidity of the Company’s common stock may be negatively impacted by a reverse stock split, given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the per share trading price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it will increase the number of the Company’s stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to FF stockholders at its special meeting seeking approval to authorize a reverse split and a cap on the number of authorized shares available if the reverse stock split is implemented. In connection with the reverse stock split and the authorized share cap proposal, the Company filed a proxy statement filed with the SEC on July,20 2023 in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the proposed reverse stock split, authorized share cap and other matters described therein. The proxy statement was mailed to the Company’s stockholder on or around July 20, 2023. The proxy statement includes information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies in connection with the proposed reverse stock split and authorized share cap. The Company has also filed other documents regarding the proposed reverse stock split and the authorized share cap with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed reverse stock split and authorized share cap as they become available because they contain important information about these proposals.

Investors and security holders can obtain free copies of the proxy statement and all other relevant documents the Company has filed or will file with the SEC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from the Company’s website at https://www.ff.com/or by written request to Faraday Future Intelligent Electric at 18455 S. Figueroa Street, Gardena, California 90248.

Participants in the Solicitation

FF and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from FF’s stockholders in connection with the proposed reverse stock split, the authorized share cap and other matters described in the proxy statement. Information about the directors and executive officers of FF is set forth in proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 17, 2023. Investors may obtain additional information regarding the interest of FF and its directors and executive officers in the reverse stock split proposal by reading the proxy statement relating to the special meeting. You may obtain free copies of these documents as described in the preceding paragraph.

Certain representatives of FF Top and of its indirect parent entity FF Global, including, without limitation, Jerry Wang, Weiwei Zhao and Wenyi Yan (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the proposed reverse stock split, the authorized share cap and other matters as described in the proxy statement. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in the proxy statement; the post-effective amendment to registration statement on Form S-1, filed with the SEC on March 31, 2023; Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023 and Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders filed with the SEC on March 17, 2023; and in the Current Reports on Form 8-K filed with the SEC from time to time. Changes to the director or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split or authorized share cap. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of FF, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.